EXHIBIT 24



                            SPECIAL POWER OF ATTORNEY

STATE OF FLORIDA

COUNTY OF DUVAL

         KNOW ALL MEN BY THESE PRESENTS: That I, BRICE R. SMITH, III, with offices at 13801 Riverport Drive, St. Louis, MO 63043, do hereby make, constitute and appoint H. JAY SKELTON, of 4310 Pablo Oaks Court, Jacksonville, Florida, my true and lawful attorney in fact, for me and in my name, place and stead:

         to sign, deliver and file in my name and on my behalf both individually and in my capacity as Trustee and on my behalf all forms or reports required to be filed with the Securities and Exchange Commission by officers, directors, and/or security holders of PITTSBURGH & WEST VIRGINIA RAILROAD, a Pennsylvania corporation, pursuant to Sections l6(a) and 13(d) of the Securities and Exchange Act of l934, as amended, and the rules and regulations thereunder.

         The rights, powers and authorities of my Attorney-in-Fact, granted in this Special Power of Attorney shall commence and be in full force and effect from the date hereof and shall remain in full force and effect thereafter until I give notice in writing that such Power is terminated.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 13th day of March l997.
   -----


Signed, sealed and delivered              /s/ Brice R. Smith, III
in the presence of:                       -----------------------
                                          Brice R. Smith, III

/s/ NANCY MCDONALD
----------------------------


/s/ G. P. BISHOP JR.
----------------------------






STATE OF FLORIDA

COUNTY OF DUVAL


         Before me, the undersigned, a notary public, State of Florida at Large, an officer duly authorized to take acknowledgments, personally appeared BRICE R. SMITH, III, personally known to me and known by me to be the person described in and who executed the foregoing instrument, and he acknowledged before me that he executed the same for the uses and purposes set forth in said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, this 13th day of March, l997.
           ----        -----


                            /s/ JANEAN C. BAKER
                            ----------------------------------
                            Notary Public, State of Florida
                            at Large


                            Notary Public, Duval County, Florida
                            My Commission Expires May 8, 1999


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